Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Steven N. Barlow

Vice President, Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 624-5913

ir@exlservice.com

EXL REPORTS 2014 SECOND QUARTER RESULTS

2014 Second Quarter Revenues of $119.7 Million and Adjusted Diluted Earnings Per Share (EPS) of $0.41

New York, NY – July 29, 2014 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the second quarter of 2014.

Rohit Kapoor, Vice Chairman and CEO, commented: “EXL experienced strong second quarter volume growth, driven by strength in our transformation segment which grew 36.1% year over year. In particular, decision analytics, experienced annual year-over-year growth of 48.0%. New analytics engagements in the banking and healthcare industries have been driving the growth. Decision analytics now represents approximately 12% of EXL’s total revenues. In outsourcing, we migrated 49 new processes for new and existing clients across finance and accounting, insurance, and travel, transportation and logistics. I am pleased with the ongoing process migrations across newly acquired and existing strategic clients that took place in the second quarter and the breadth of clients with whom we are expanding our relationships.”

Vishal Chhibbar, EXL’s CFO, commented: “In the second quarter, EXL achieved revenues of $119.7 million, or $125.5 million excluding $5.7 million of reimbursement of disentanglement costs. Excluding these disentanglement costs and the impact of transitioning clients, constant currency revenues grew 13.6% year-over-year. In the second quarter, EXL had adjusted EPS of $0.41, up 12.2% year-over-year.

For 2014, we are upwardly revising our revenue guidance to $490 million to $503 million to include the acquisition of Blue Slate and based on strong revenue performance in the first half of the year. We are maintaining our adjusted diluted EPS guidance of $1.70 to $1.80. Our revenue and adjusted EPS guidance excludes the impact of the reimbursement of disentanglement costs.”

Financial Highlights – Second Quarter 2014

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•	Revenues for the quarter ended June 30, 2014 were $119.7 million compared to $116.0 million for the quarter ended June 30, 2013 and $121.8 million for the quarter ended March 31, 2014. Revenues for the quarter ended June 30, 2014 were reduced by approximately $5.7 million due to the reimbursement of disentanglement costs. Outsourcing services revenues for the quarter ended June 30, 2014 were $94.3 million compared to $97.3 million for the quarter ended June 30, 2013 and $100.1 million for the quarter ended March 31, 2014. Transformation services revenues for the quarter ended June 30, 2014 were $25.4 million compared to $18.7 million for the quarter ended June 30, 2013 and $21.7 million for the quarter ended March 31, 2014.

•	Gross margin for the quarter ended June 30, 2014 was 32.1% compared to 36.3% for the quarter ended June 30, 2013 and 38.5% for the quarter ended March 31, 2014. Outsourcing services gross margin for the quarter ended June 30, 2014 was 33.7% compared to 38.9% for the quarter ended June 30, 2013 and 41.2% for the quarter ended March 31, 2014. Transformation services gross margin for the quarter ended June 30, 2014 was 26.2% compared to 22.7% for the quarter ended June 30, 2013 and 26.2% for the quarter ended March 31, 2014.

•	Operating margin for the quarter ended June 30, 2014 was 5.1% compared to 11.1% for the quarter ended June 30, 2013 and 12.7% for the quarter ended March 31, 2014. Adjusted operating margin for the quarter ended June 30, 2014 was 12.2% compared to 14.9% for the quarter ended June 30, 2013 and 19.0% for the quarter ended March 31, 2014.

•	Net income for the quarter ended June 30, 2014 was $7.8 million compared to $9.2 million for the quarter ended June 30, 2013 and $11.1 million for the quarter ended March 31, 2014. Adjusted EBITDA for the quarter ended June 30, 2014 was $20.5 million compared to $22.0 million for the quarter ended June 30, 2013 and $28.5 million for the quarter ended March 31, 2014.

•	Diluted earnings per share for the quarter ended June 30, 2014 were $0.23 compared to $0.27 for the quarter ended June 30, 2013 and $0.33 for the quarter ended March 31, 2014. Adjusted diluted earnings per share for the quarter ended June 30, 2014 were $0.41 compared to $0.37 for the quarter ended June 30, 2013 and $0.50 for the quarter ended March 31, 2014.

Business Highlights

•	Signed a non-binding memorandum of understanding to form a joint venture with Carvajal Tecnologia y Servicios a subsidiary of Carvajal S.A. on July 25, 2014 to address the growing demand of operations management solutions provided in Spanish. The joint venture is intended to combine Carvajal’s local knowledge and brand with EXL’s business process expertise and global best practices to service clients from a world-class, Latin American operation.

•	Acquired Blue Slate Solutions LLC on July 1, 2014 which specializes in transforming operations through business process optimization, data integration and analytics by leveraging innovative techniques and technologies.

•	Certified in Everest’s marketing framework for best practices in safeguarding sensitive and confidential client information by adopting the new BPS (Business Process Solutions) Code of Conduct.

•	Received an Innovation Award from international consultancy Alsbridge, Inc., for EXL’s use of analytics and automation to improve receivables management processes for a leading UK energy supplier.

•	Positioned in the “Leaders” quadrant of the “Magic Quadrant for Finance and Accounting BPO,” published by Gartner on May 28, 2014.

•	Won 7 new clients during the second quarter, including 4 transformation clients.

•	Opened a new center in the Philippines in Cebu, adding over 300 workstations of additional delivery capacity.

•	Expanded multiple outsourcing services relationships, including migrating 49 new processes in the second quarter of 2014.

•	Recorded headcount as of June 30, 2014 of 23,071 (including employees under managed services), compared to 21,556 as of June 30, 2013 and 22,800 as of March 31, 2014.

•	Reported employee attrition for the quarter ended June 30, 2014 of 34.1%, compared with 26.8% for the quarter ended June 30, 2013 and 28.8% for the quarter ended March 31, 2014.

2014 Outlook

Based on current visibility and an Indian rupee to U.S. dollar exchange rate of 60, EXL is updating its guidance for calendar year 2014. Guidance excludes the impact of the reimbursement of disentanglement costs:

•	Revenue of $490 million to $503 million.

•	Adjusted diluted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, of $1.70 to $1.80.

Conference Call

ExlService Holdings, Inc. will host a conference call on Tuesday, July 29, 2014 at 8:00 a.m. (ET) to discuss the EXL’s quarterly and annual operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website (ir.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq:EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance, healthcare, utilities, banking and financial services, transportation and logistics and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, finance transformation and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues	$119,738	$116,008	$241,535	$232,014
Cost of revenues (exclusive of depreciation and amortization)	81,259	73,930	156,181	146,843

Gross profit	38,479	42,078	85,354	85,171

Operating expenses:
General and administrative expenses	16,240	13,753	31,040	28,474
Selling and marketing expenses	9,463	9,136	19,695	18,891
Depreciation and amortization	6,679	6,362	13,035	12,874

Total operating expenses	32,382	29,251	63,770	60,239

Income from operations	6,097	12,827	21,584	24,932
Other income/(expense) :
Foreign exchange loss	(137)	(569)	(970)	(618)
Interest and other income, net	858	593	1,817	1,296

Income before income taxes	6,818	12,851	22,431	25,610
Income tax provision / (benefit)	(944)	3,615	3,521	6,612

Net income	$7,762	$9,236	$18,910	$18,998

Earnings per share:
Basic	$0.24	$0.28	$0.58	$0.58
Diluted	$0.23	$0.27	$0.56	$0.56
Weighted-average number of shares used in computing earnings per share:
Basic	32,812,155	32,778,800	32,668,620	32,650,852
Diluted	33,673,669	33,899,097	33,551,904	33,810,156

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$160,937	$148,065
Short-term investments	7,556	5,987
Restricted cash	571	423
Accounts receivable, net	73,721	76,121
Prepaid expenses	5,564	5,168
Deferred tax assets, net	4,843	6,958
Advance income tax, net	8,447	2,024
Other current assets	11,223	7,881

Total current assets	272,862	252,627

Fixed assets, net	45,978	34,564
Restricted cash	3,800	3,568
Deferred tax assets, net	8,544	12,254
Intangible assets, net	31,147	34,115
Goodwill	108,120	107,407
Other assets	23,822	18,897

Total assets	$494,273	$463,432

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,294	$4,714
Deferred revenue	9,659	8,618
Accrued employee cost	24,886	29,405
Accrued expenses and other current liabilities	29,722	32,219
Current portion of capital lease obligations	1,058	1,119

Total current liabilities	69,619	76,075

Capital lease obligations, less current portion	977	1,371
Non-current liabilities	14,385	19,812

Total liabilities	84,981	97,258

Commitments and contingencies (See Note 15)
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 33,922,584 shares issued and 32,734,199 shares outstanding as of June 30, 2014 and 33,342,312 shares issued and 32,172,183 shares outstanding as of December 31, 2013	34	33
Additional paid-in-capital	223,477	214,522
Retained earnings	255,889	236,979
Accumulated other comprehensive loss	(45,007)	(60,718)

Total stockholders’ equity including shares held in treasury	434,393	390,816

Less: 1,188,385 shares as of June 30, 2014 and 11,70,129 shares as of December 31, 2013, held in treasury, at cost	(25,101)	(24,642)

Total stockholders’ equity	409,292	366,174

Total liabilities and stockholders’ equity	$494,273	$463,432

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXl’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of EXL’s results and comparisons of EXL’s results with the results of other companies. EXL believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions, and the uncertainty around the reimbursement of disentanglement costs for a disclosed client issue. EXL also incurs significant non-cash charges for depreciation that may not be indicative of EXL’s ability to generate cash flow.

Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the quarter ended June 30, 2014 and June 30, 2013, the three months ended March 31, 2014:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014
Revenues (GAAP)	$119,738	$116,008	$121,797
add: Reimbursement of disentanglement costs (a)	5,718	—	2,471

Revenues (Non-GAAP)	$125,456	$116,008	$124,268
subtract: Cost of revenues (GAAP)	(81,259)	(73,930)	(74,922)
subtract: Operating expenses (GAAP)	(32,382)	(29,251)	(31,388)

Income from operations (Non-GAAP)	$11,815	$12,827	$17,958
add: Stock-based compensation expense (b)	1,967	2,860	4,176
add: Amortization of acquisition-related intangibles (c)	1,489	1,596	1,536

Adjusted operating income (Non-GAAP)	$15,271	$17,283	$23,670

Adjusted operating income margin as a % of Revenues (Non-GAAP)	12.2%	14.9%	19.0%
add: Depreciation	5,190	4,766	4,820

Adjusted EBITDA (Non-GAAP)	$20,461	$22,049	$28,490

Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	16.3%	19.0%	22.9%

(a)	To exclude reimbursement of disentanglement costs for a disclosed client issue.
(b)	To exclude stock-based compensation expense under ASC Topic 718.
(c)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014
Net income (GAAP)	$7,762	$9,236	$11,147
add: Stock-based compensation expense (a)	1,967	2,860	4,176
add: Amortization of acquisition-related intangibles (b)	1,489	1,596	1,536
add: reimbursement of disentanglement costs (c)	5,718	—	2,471
subtract: Tax impact on stock-based compensation expense	(751)	(1,093)	(1,596)
subtract: Tax impact on amortization of acquisition-related intangibles	(170)	(183)	(170)
subtract: Tax impact on reimbursement of disentanglement costs	(2,173)	—	(939)

Adjusted net income (Non-GAAP)	$13,842	$12,416	$16,625

Adjusted diluted earnings per share (Non-GAAP)	$0.41	$0.37	$0.50

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.
(c)	To exclude reimbursement of disentanglement costs for a disclosed client issue.